Exhibit 10.1 -- Employment Agreement with Dale L. Orem

                                    AGREEMENT

         AGREEMENT, dated this 19th day of June, 1995, between COMMUNITY BANK SHARES OF INDIANA, INC. ("The Corporation") and COMMUNITY BANK SHARES OF INDIANA, INC., acting for a corporation to be formed and to be known as HERITAGE BANKING COMPANY, a state chartered bank, (the "Bank") sometimes hereafter referred to together as the "Employers" and Dale Orem (the "Executive")

                                    PREMISES

         A. The Corporation is in the process of trying to form a new state chartered bank, which state chartered bank shall be call Heritage Banking Company if approved by the appropriate federal and state agencies.

         B.      The Corporation shall be the majority shareholder of the Bank.

         C. The Corporation needs to identify its proposed officers for the approval process.

         D. Executive is willing to serve as an officer of the Bank if it is approved.

         E. In order to induce the Executive to serve as the Chairman of the Bank, the Employers and the Executive desire to enter into this Agreement to specify the terms of the Executive's employment,

         NOW THEREFORE, in consideration of the Premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement.

                  (a) Average Annual Compensation. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employers or any subsidiary thereof during the most recent five taxable years preceding the Date of Termination, as reflected in the annual W-2 and Tax Statement provided to the Executive.
                  (b) Base Salary. "Base Salary" shall have the meaning set forth in Section 3(a) hereof.

                  (c) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal

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dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations and similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

         (d)      Change in Control of the Corporation or The Bank.  (A)
"Change in Control of Corporation or the Bank" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or the Bank representing 25% or more of the combined voting power of the Corporation's or Pre Bank's then outstanding securities.

         (e) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminate for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (g) Disability. Termination by the Employers of the Executives' employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (h) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive following a Change in Control of the Corporation based on:

                  (i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of Chairman of the Bank or a material reduction by the Employers in the Executive's functions, duties or responsibilities as Chairman of the Bank or from those immediately prior to a Change in Control of the Corporation/Bank;

                  (ii)     Without the Executive's express written

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                   consent,  a  material  reduction  by  the  Employers  in  the
                   Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 3(b) hereof, a material reduction in the package of fringe benefits provided to the Executive, taken as a whole;

                   (iii) The principal executive office of the Employers is relocated outside of a 30 mile radius of Jeffersonville, Indiana or, without the Executive's express written consent, the Employers require the Executive to be based anywhere other than an area within a 30 mile radius of the Employers' principal executive office, except for required travel on business of the Employers.

                   (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or

                  (v) The failure by the  Employers to obtain the  assumption of and agreement to perform this Agreement by any successor as contemplated in Section 9 hereof.

         (i)       IRS.  IRS shall mean the Internal Revenue Service.

         (j) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation, for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in
Section 10 hereof.

         (k) Retirement. Termination by the Employers of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with

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the  Employers'  retirement  policies,  including  early  retirement,  generally applicable to their salaried employees.

2.       Term of Employment.
           (a) The Employers hereby employ the Executive as Chairman of the Bank and Executive hereby accepts said employment and agrees to render such services to the Employers on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the date of this Agreement. This Agreement will automatically renew each year for the three (3) year period until 2003, unless changes are agreed to in writing by both parties, or unless terminated as provided for in this Agreement; and in any event the term of employment will terminate eight years from the date of execution hereof.

           (b) During the term of this Agreement, the Executive shall perform such executive services for the Employers as may be consistent with his titles and from time to time assigned to him by the Employers' Board of Directors.

3.  Compensation and Benefits.

           (a) The Employers shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $70,000.00 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Employers. In addition to his Base Salary, the Executive shall receive a board meeting fee of Four Hundred Dollars ($400.00) per month (with two paid absences). In addition to his Base
Salary, the Executive shall be entitled to receive during the term of this Agreement the following bonus payments under the following terms:

                  (i) Deposit Objective Based Bonuses: A bonus shall be paid to Executive if certain objectives are met.

                           First Anniversary: If the Average Deposits are $18,000,000.00, the Executive shall be paid a bonus of $5,000.00. In addition, Executive shall be paid an additional bonus of $1,000.00 for every million dollars of Average Deposits in excess of $18,000,000.00.

                           Second Anniversary: If the Average Deposits are $35,000,000.00 or the prior year's actual deposits base plus 15%, whichever is greater, then Executive shall be paid a bonus of

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                           $10,000.00.  In addition,  Executive shall be paid an
                           additional bonus of $1,000.00 for every million dollars of Average Deposits in excess of $35,000,000.00 or the prior year's actual Deposit Base plus 15%, whichever is greater.

                           Third  Anniversary:    If   the   Average   Deposits
                           are $50,000,000.00 or the prior year's actual Deposit base plus l5%, whichever is greater, then Executive shall be paid a bonus of $15,000.00. In addition, Executive shall be paid an additional bonus of $1,000.00 for every million dollars of Average Deposits in excess of $50,000,000.00 or the prior year's actual Deposit Base plus 15%, whichever is greater.


                           For purposes of this section, Average Deposit, and Deposit Base shall mean the average of deposits for the period of two months prior to the end of the month closest to the first, second, or third anniversary of the opening date of the Bank's first full service banking location. The average deposits shall be calculated by taking the total of the bank deposits on the first, fifteenth, and last days of those two months and dividing by six. Bank deposits for purposes of this section shall not include jumbo CD's which are certificates of deposit in excess of One Hundred Thousand Dollars ($100,000.00).

                  (ii) Return on Assets Based Bonus: A bonus shall be paid to Executive if Executive qualifies for a bonus under the Deposit Objective Based Bonus for that year, and if certain objectives are met.

                           First Anniversary: If the Bank's annual after tax Return of Assets is .10 of one percent or better, then Executive shall be paid a bonus equal to one-half of the bonus he received under the Deposit Objective
                           Bonus for the First Anniversary.

                           Second Anniversary: If the Bank's annual after tax Return on Assets is .75 of one percent or better, then Executive shall per paid a bonus equal to one-half of the bonus he received under the Deposit Objective Bonus for the Second Anniversary.

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                            SEE ATTACHED REVISION

                            Third Anniversary: If the Bank's annual after tax Return on Asset is One Percent or better, then Executive shall be paid a bonus equal to one-half of the bonus he received under the Deposit Objective Bonus for the Third Anniversary.

                            The First, Second, and Third anniversaries are the anniversary of the full years following the opening date of the Bank's first full service banking location.

         (iii) After the first three years of this Agreement, Employers and Executive will negotiate a commercially reasonable bonus plan.

         (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Employers. Specifically, Executive will be entitled to retirement benefits as follows: (i) After five years of service and Executive being the age of 62 -$415.00 per month (ii) After seven years of service and Executive being the age of 64 - $660.00 per month (iii) After eight years of service and Executive being the age of 65 - $755.00 per month. In addition, Executive will be entitled to a retirement supplemental annuity. The annuity will be paid to the Executive or the Executive's spouse, if the Executive predeceases spouse. The annuity will pay the amount of Five Hundred Dollars ($500.00) per month after the Executive reaches the age of 62 and after the Executive has been a full time employee for five years. The annuity will be owned initially by the Employers, and will be transferred to Executive in three equal parts upon the first three anniversary dates of his employment. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

         (c) During the term of this Agreement, Executive shall be entitled to paid annual vacation of four weeks per annum, two weeks of which must be taken consecutively.


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
         4. Expenses. The Employers shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employers, including, but not by way of limitation, all traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Employers. Specifically, Executive shall be reimbursed for the use of his personal automobile at the rate of Three Hundred Dollars ($300.00) per month. If such expenses are paid in the first instance by Executive, the Employers shall reimburse the Executive therefor.

         5.    Termination.
                  (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

                  (b) In the event that (i) Executive's employment is terminated by the Employers for Cause, Disability or Retirement or in the event of the Executive's death, or (ii) Executive terminates his employment hereunder other than for Good Reason, Executive shall have no right pursuant to this Agreement ~o compensation or other benefits for any period after the applicable Date of Termination.

                  (c) (i) In the event that Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death, then the Employers shall, subject to the provisions of Section 6 hereof, if applicable, pay to the Executive, in nine equal monthly installments beginning with the first business day of the month following the date of Termination, a cash severance amount equal to the Base Salary which the Executive would have earned over the next nine
         (9) months as of his Date of Termination.

                  (ii) In the event that Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Employers which has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employers or for Good Reason, and on or prior to the Executive's Date of Termination there has been a Change in Control of the Corporation, or a written agreement which contemplates a Change in Control of the Corporation is in effect, then the Employers shall, subject to the provisions

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
         of Section 6 hereof,  if applicable:

                    (A) pay to the Executive,  in thirty-six  (36) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to three (3) times the Executive's Base Salary as of his Date of Termination, minus one dollar, and

                    (B) maintain and provide for a period  ending at the earlier of (i) the  expiration  of  thirty-six  (36)  months  from the
                  Executive's Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (B) is prohibited by the terms of the Plan or by the Employers for legal or other bona fide reasons, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced for all employees, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive would have received had his employment continued throughout such period to the extent such benefits can be provided at a commercially reasonable cost. In the event such benefits cannot be provided at a commercially reasonable cost, the Employers shall pay the Executive that portion of the premiums or other costs of such plans allocable to the Executive in the year prior to the Date of Termination for the period set forth in this subparagraph (B)

         6. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under
Section 5 being non-deductible to the Employers pursuant to Section 280G of the

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Code and subject to the excise tax imposed under  Section 4999 of the Code.  The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent tax counsel selected by the Employers' independent public accountants and paid by the Employers. Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. In the event that the Employers and/or the Executive do not agree with the opinion of such counsel, (i) the Employers shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 5, as selected by the Executive, which such opinion indicates that there is a high probability do not result in any of such payments and benefits being non-deductible to the Employers and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Employers may request, and Executive shall have the right to demand that the Employers request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 5 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Employers, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Employers and Executive agree ~o be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f) (2) of the Code as amended from time to time. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in Section 5 below zero.

         7. Mitigation; Covenant Not To Compete; Exclusivity of Benefits. In consideration of the amount of Five Hundred
         and   No/00 Dollars ($ 500 00/00):


                  (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

                  (b)  The   Executive   hereby   agrees  that,   following  the
         termination of his employment under this Agreement for any reason, other than a termination within six months following


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          a Change in Control of the  Corporation,  he will not, for a period of time equal to what would have been the then remaining term of this Agreement absent his termination of employment, directly or indirectly and in any way, whether as principal or as director, officer, employee, consultant, agent, partner or stockholder to another entity (other than by the ownership of a passive investment interest of not more than 5% in a company with publicly traded equity securities), (i) own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business that competes with any business of the Employers and which is located within 50 miles of any of the Bank's branch offices which are in existence during the term of this Agreement and which are prior to a Change in Control of the Corporation; (ii) interfere with, solicit on behalf of another or
          attempt  to  entice  away  from  the  Employers  any  project,   loan,
          arrangement, agreement, financing or customer of the Employers or any contract, agreement or arrangement that the Employer is actively
          negotiating  with  any  other  party,  or  any  prospective   business
          opportunity that the Employer has identified; or (iii) for himself or another, hire, attempt to hire, or assist in or facilitate in any way the hiring of any employee of the Employers.

                  (c) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

         8. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

         9. Assignability. The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Bank may assign its rights under this Agreement to the
Corporation or to any of its subsidiaries, and the Corporation and/or its subsidiaries may redefine Executive's services, so long as there is not decrease in compensation. Such assignment from Bank to Corporation and/or its subsidiaries shall not be an act of


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termination,  and thus  Executive  shall not be entitled to  compensation  under paragraph 5. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         10. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Employers:                    C. Thomas Young
                                     Chairman of the Board of Directors
                                     Community Bank Shares of Indiana, Inc.
                                     202 East Spring Street
                                     New Albany, Indiana 47150

To the Executive:                    Dale L. Orem
                                     32 Arctic Springs
                                     Jeffersonville, Indiana 47130

         11. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         12. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise be the substantive laws of the State of Indiana.

         13. Nature of Obligations. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

         14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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         15.     Validity. The invalidity or unenforceability of any  provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Regulatory Actions. The following provisions shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 5 hereof.

                  (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employers' affairs by a federal or state agency, the Employers' obligations under this Agreement shall be suspended as of the date of suspension, unless stayed by appropriate proceedings. If the charges of the federal or state agency are dismissed, the Employers shall reinstate its obligations which were suspended.

                  (b) If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Employers' affairs by an order issued by a federal or state agency or by a final order of a court, all obligations of the Employers under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

                  (c) If the Bank is in default, as defined by federal or state law, rules or regulations, all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

                (d) All obligations  under this Agreement shall be terminated if
         (i) the State of Indiana, the Federal Deposit Insurance Corporation ("FDIC"), or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in state or federal rules or regulation or law ; or (ii) by the Director of the OTS, or his/her designee, or the head of the Indiana Department of Finance at the time the Director or his/her designee or the head of the Indiana Department of Finance approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS or the head of the Indiana Department of Finance to be in an unsafe or unsound condition, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.


           18. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with federal or State law, rules or regulations) and any regulations promulgated thereunder.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                               COMMUNITY BANK SHARES
                                      OF INDIANA, INC.
/s/ M. Diane Murphy                   BY:  /s/ Robert E. Yates
-------------------                        --------------------

Attest:                               COMMUNITY BANK SHARES
                                      OF INDIANA ACTING FOR
                                      HERITAGE BANKING COMPANY
M. Diane Murphy                       BY:  /s/ Robert E. Yates
-------------------                        --------------------
                                      BY:
                                           --------------------
                                           Robert E. Yates

                                      /s/ Dale L. Orem
                                      -----------------------------
                                      Dale Orem

dm9a : Orem. agr

                                    REVISION

                                Third Anniversary: If the Bank's annual after tax Return on Asset is One Percent or better, then Executive shall be paid a bonus equal to one-half of the bonus he received under the Deposit Objective Bonus for the Third Anniversary.

                                The First,  Second, and Third  anniversaries are
                    the anniversary of the full years following the opening date of the Bank's first full service banking location.

           (iii) After the first three years of this Agreement, Employers and Executive will negotiate a commercially reasonable bonus plan.

             (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Employers. Specifically, Executive will be entitled to retirement benefits as follows: (i) After five years of service and Executive being the age of 62 - $415.00 per month (ii) After seven years of service and Executive being age of 64 - $660.00 per month (iii) After eight years of service and Executive being the age of 65 - $755.00 per month. In addition, Executive will be entitled to receive a retirement supplement. The supplement will be paid to the Executive or the Executive's spouse, if the Executive predeceases spouse. The supplement will pay the amount of Five Hundred Dollars ($500.00) per month after the Executive reaches the age of 62 and after the Executive has been a full time employee for five years. The supplement will be transferred to Executive in three equal parts upon the first three anniversary dates of his employment. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3 (a) hereof.

           (c) During the term of this Agreement, Executive shall be entitled to paid annual vacation of four weeks per annum, two weeks of which must be taken consecutively.

The signees hereby agree upon the revisions, as listed on page 6, that were made to this employment contract on February 29, 1996, and initialled by the signees listed below.

Attest:                               COMMUNITY BANK SHARES
                                      OF INDIANA, INC.
/s/ Dale L. Orem                      BY:  /s/ Robert E. Yates
-------------------                        --------------------

Attest:                               COMMUNITY BANK SHARES
                                      OF INDIANA ACTING FOR
                                      HERITAGE BANKING COMPANY
/s/ Robert E. Yates                   BY:  /s/ Robert E. Yates
-------------------                        --------------------

                                      /s/ Dale L. Orem
                                      -----------------------------
                                      Dale Orem